AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 23, 2023
File No. 811-21638

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT
UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 57

JPMORGAN INSTITUTIONAL TRUST
(Exact Name of Registrant as Specified in Charter)

277 Park Avenue
New York, New York 10172
(Address of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code 800-343-1113

Gregory S. Samuels, Esq.
JPMorgan Chase & Co.
4 New York Plaza
New York, New York 10004
(Name and Address of Agent for Service)

Copies to:
Zachary E. Vonnegut-Gabovitch, Esq.
JPMorgan Chase & Co.
4 New York Plaza
New York, New York 10004

EXPLANATORY NOTE
This Amendment is filed by JPMorgan Institutional Trust (the “Registrant”). This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such shares are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. The shares have not been registered under any state securities laws in reliance upon various exemptions provided by those laws. Investments in the shares of the Registrant may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Registrant.

Part A & B
This filing supplements the Confidential Offering Memorandum dated June 28, 2022 filed as Amendment No. 54; and supplements the Confidential Offering Memorandum Supplement dated June 28, 2022, as supplemented December 2, 2022 and further supplemented May 15, 2023, filed as Amendment No. 54, Amendment No. 55 and Amendment No. 56, respectively to the Registrant’s Registration Statement on Form N-1A (SEC File No. 811-21638).

JPMORGAN INSTITUTIONAL TRUST

JPMorgan Core Bond Trust

(the “Fund”)

Supplement dated May 23, 2023

to the current Confidential Offering Memorandum, as supplemented

Portfolio Manager Retirement In Early 2024. Steven Lear has announced his retirement from J.P. Morgan Investment Management Inc. (“JPMIM”) in early 2024. Mr. Lear will continue to serve on the portfolio management team of the Fund until his retirement. In order to provide additional depth and continuity to the portfolio management team, Andrew Melchiorre and Edward Fitzpatrick III will be added to the portfolio management team of the Fund effective immediately.

Effective immediately, the portfolio manager information in the “Risk/Return Summary — Management” section of the Confidential Offering Memorandum (“COM”) is deleted in its entirety and replaced with the following:

Management

J.P. Morgan Investment Management Inc. (the adviser)

Portfolio Manager	Managed the Fund Since	Primary Title with Investment Adviser
Richard D. Figuly	2015	Managing Director
Justin Rucker	2019	Managing Director
Steven Lear*	2021	Managing Director
Andrew Melchiorre	2023	Managing Director
Edward Fitzpatrick III	2023	Managing Director

*	Mr. Lear has announced his retirement from JPMIM effective early 2024. Until his retirement, Mr. Lear will continue to serve on the portfolio management team.

In addition, the “The Funds’ Management and Administration — The Fund Managers — JPMorgan Core Bond Trust” section of the COM is deleted in its entirety and replaced by the following:

JPMorgan Core Bond Trust.

The lead portfolio managers who are primarily responsible for the day-to-day management of the Fund are listed below. As part of that responsibility, the portfolio managers establish and monitor the overall duration, yield curve, and sector allocation strategies for the Fund. The portfolio managers are assisted by research teams who provide individual security and sector recommendations regarding their area of focus, while the portfolio managers select and allocate individual securities in a manner designed to meet the investment objective of the Fund.

The portfolio management team for the Fund consists of Richard Figuly, Managing Director, Justin Rucker, Managing Director and CFA charterholder, Steven Lear, Managing Director and CFA charterholder, Andrew Melchiorre, Managing Director and CFA charterholder and Edward Fitzpatrick III, Managing Director and CFA charterholder. Richard Figuly is the lead portfolio manager responsible for day-to-day management of the Fund. An employee of JPMIM or predecessor firms since 1993 and a member of the portfolio management team since September 2015, Mr. Figuly is a member of JPMIM’s Global Fixed Income, Currency & Commodities Group (GFICC) and head of GFICC’s Core Bond team responsible for managing certain J.P. Morgan Funds and institutional taxable bond portfolios. An employee of JPMIM since 2006 and a portfolio manager of the Fund since 2019, Justin Rucker, is a member of the GFICC group responsible for managing Long Duration and Core Bond institutional taxable bond portfolios. An employee of JPMIM since 2008 and a portfolio manager of the Fund since January 2021, Steven Lear is the U.S. Chief Investment Officer within the GFICC team responsible for oversight and management of fixed income investment strategies in the U.S. An employee of JPMIM since 2012 and a portfolio manager of the Fund since 2023, Mr. Melchiorre, Managing Director and CFA charterholder, is a member of the GFICC group responsible for managing Core Bond institutional taxable bond portfolios and fund vehicles. An employee of JPMIM since 2013 and a portfolio manager of the Fund since

SUP-CBT-PM-523

2023, Mr. Fitzpatrick, Managing Director and CFA charterholder, is the head of GFICC’s U.S. Rates Team, responsible for managing government bond portfolios for institutional clients, as well as recommending U.S. rates & derivatives strategies across GFICC portfolios.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE

CONFIDENTIAL OFFERING MEMORANDUM FOR FUTURE REFERENCE

JPMORGAN INSTITUTIONAL TRUST

JPMorgan Core Bond Trust

(the “Fund”)

Supplement dated May 23, 2023

to the current Confidential Offering Memorandum Supplement, as supplemented

Effective immediately, the “The Adviser — Other Accounts Managed by the Funds’ Portfolio Managers” section of the Confidential Offering Memorandum Supplement (“COM Supplement”) with respect to the Fund is hereby deleted in its entirety and replaced with the following:

Other Accounts Managed by the Funds’ Portfolio Managers*

The following table shows information regarding all of the other accounts for which advisory fees are not based on the performance of the accounts that are managed by each portfolio manager as of February 28, 2022:

	Non-Performance Based Fee Advisory Accounts
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)
Core Bond Trust
Richard D. Figuly	28	$75,269,155	15	$19,119,794	20	$5,236,250
Justin Rucker	14	49,210,101	6	14,428,951	26	7,534,952
Steven Lear	17	77,644,468	5	15,886,520	14	1,871,625
Andrew Melchiorre**	8	14,738,093	4	3,682,970	23	5,703.345
Edward Fitzpatrick III**	1	262,967	2	51,642	2	1,628,352

The following table shows information regarding the other accounts managed by each portfolio manager that have advisory fees wholly or partly based on performance as of February 28, 2022:

	Performance Based Fee Advisory Accounts
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)
Core Bond Trust
Richard D. Figuly	0	$0	0	$0	1	$1,332,900
Justin Rucker	0	0	0	0	1	1,332,900
Steven Lear	0	0	0	0	0	0
Andrew Melchiorre**	0	0	0	0	0	0
Edward Fitzpatrick III**	0	0	0	0	1	125,897

*	The total value and number of accounts managed by a portfolio manager may include sub-accounts of asset allocation, multi-managed and other accounts.
**	As of February 28, 2023.

SUP-SAI-CBT-PM-523

In addition, effective immediately, the “The Adviser — Ownership of Securities” section of the COM Supplement with respect to the Fund is hereby deleted in its entirety and replaced with the following:

Ownership of Securities

The following table indicates the dollar range of securities beneficially owned by each portfolio manager, as of February 28, 2022. Aggregate Dollar Range, if applicable, includes each portfolio manager’s deferred compensation balance attributable to each Fund through participation in the Adviser’s deferred compensation plan. If applicable, this reflects an obligation of the Adviser to pay deferred compensation to the portfolio manager at a future date in an amount based on the performance of that Fund and accordingly, is the economic equivalent of an investment in Fund shares.

Aggregate Dollar Range of Securities in the Fund
	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	Over $1,000,000
Core Bond Trust
Richard D. Figuly	X
Justin Rucker	X
Steven Lear	X
Andrew Melchiorre*	X
Edward Fitzpatrick III*	X

*	As of February 28, 2023.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE

CONFIDENTIAL OFFERING MEMORANDUM SUPPLEMENT FOR FUTURE REFERENCE

PART C: OTHER INFORMATION
Item 23.
Exhibits
Exhibits filed pursuant to Form N-1A:
(a)(1)	Certificate of Trust is incorporated by reference to Registrant’s Initial Registration Statement on Form N-1A, SEC File No. 811-21638.
(a)(2)	Declaration of Trust, dated September 14, 2004 (amended May 14, 2014). Incorporated herein by reference to Amendment No. 22 to the Registrant’s Registration Statement filed on June 27, 2014.
(a)(3)	Schedule A to the Declaration of Trust. Incorporated herein by reference to Amendment No. 12 to Registrant’s Registration Statement filed on June 26, 2009.
(b)	By-Laws of JPMorgan Institutional Trust, as Amended and Restated August 11, 2021. Incorporated herein by reference to Amendment No. 52 to Registrant’s Registration Statement filed on January 13, 2022.
(c)	None.
(d)(1)
Investment Advisory Agreement between the Registrant and J.P. Morgan Investment Management Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(d)(2)
Form of Schedule A to the Investment Advisory Agreement (amended as of June 25, 2019). Incorporated herein by reference to Amendment No. 39 to Registrant’s Registration Statement filed on June 28, 2019.

(e)	Not applicable.
(f)	Deferred Compensation Plan for Eligible Trustees of the Trust. Incorporated herein by reference to Amendment No. 22 to the Registrant’s Registration Statement filed on June 27, 2014.
(g)(1)(a)
Amended and Restated Global Custody and Fund Accounting Agreement dated March 31, 2022 between JPMorgan
Chase Bank, N.A. and the entities named on Schedule A. Incorporated herein by reference to Amendment No. 54 to the Registrant’s Registration Statement filed on June 28, 2022.

(g)(1)(b)
Form of Amended Schedule A to the Amended and Restated Global Custody & Fund Accounting Agreement
(effective as of May 11, 2023). Incorporated herein by reference to Amendment No. 56 to the Registrant’s Registration
Statement filed on May 15, 2023.

(g)(1)(c)
Amendment, dated December 1, 2022, to the Amended and Restated Global Custody and Fund Accounting
Agreement, including Schedules A and E. Incorporated herein by reference to Amendment No. 56 to the Registrant’s
Registration Statement filed on May 15, 2023.

(g)(2)(a)
Third Party Securities Lending Rider, dated October 4, 2018 to the Amended and Restated Global Custody and Fund
accounting Agreement dated September 1, 2010 among the Registrant, JPMorgan Chase Bank, N.A. and Citibank,
N.A. Incorporated herein by reference to Amendment No. 39 to Registrant’s Registration Statement filed on
June 28, 2019.

(g)(2)(b)	Amendment to Third Party Securities Lending Rider effective as of May 11, 2023. Incorporated herein by reference to Amendment No. 56 to the Registrant’s Registration Statement filed on May 15, 2023.
(h)(1)(a)
Amended and Restated Transfer Agency Agreement between the Trust and Boston Financial Data Services, Inc.
(“BFDS”), effective September 1, 2014. Incorporated herein by reference to Amendment No. 24 to the Registrant’s
Registration Statement filed on December 29, 2014.

(h)(1)(b)
Form of Amended Appendix A, dated as of May 11, 2023, to the Amended and Restated Transfer Agency Agreement
between the Trust and DST Asset Manager Solutions, Inc., dated September 1, 2014. Incorporated herein by reference to Amendment No. 56 to the Registrant’s Registration Statement filed on May 15, 2023.

(h)(1)(c)
Amendment to Amended and Restated Transfer Agency Agreement between the Trust and BFDS, dated
November 11, 2015. Incorporated herein by reference to Amendment No. 44 to Registrant’s Registration Statement
filed on April 13, 2020.

(h)(1)(d)
Form of Amendment to Amended and Restated Transfer Agency Agreement between the Trust and BFDS, dated
September 30, 2016. Incorporated herein by reference to Amendment No. 44 to Registrant’s Registration Statement
filed on April 13, 2020.

(h)(1)(e)
Second Amendment to Amended and Restated Transfer Agency Agreement between the Trust and DST Asset Manager
Solutions, Inc. (“DST AMS” f/k/a “Boston Financial Data Services, Inc.”), dated August 30, 2019. Incorporated herein by reference to Amendment No. 44 to Registrant’s Registration Statement filed on April 13, 2020.

(h)(2)(a)
Form of Agreement between the Registrant and JPMorgan Funds Management, Inc. (formerly known as One Group
Administrative Services, Inc.) is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement
filed on October 28, 2005.

(h)(2)(b)	Schedule A to the Administration Agreement (amended as of June 26, 2009). Incorporated herein by reference to Amendment No. 13 to Registrant’s Registration Statement filed on October 2, 2009.
(h)(2)(c)	Amendment dated April 1, 2016, to Administration Agreement. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.
(h)(3)
Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(h)(4)
Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc., dated
May 25, 2005, is incorporated by reference to Amendment No. 8 to Registrant’s Registration Statement filed on
June 28, 2006.

(h)(5)(a)
Global Securities Lending Agency Agreement dated as of October 4, 2018, between Citibank, N.A. and Registrant.
Incorporated herein by reference to Amendment No. 39 to Registrant’s Registration Statement filed on June 28, 2019.

(h)(5)(b)
Amendment to the Global Securities Lending Agency Agreement, dated as of December 11, 2018. Incorporated herein by reference to Amendment No. 39 to Registrant’s Registration Statement filed on June 28, 2019.

(h)(5)(c)
Form of Side Letter Amending Agreement, dated February 28, 2022, to the Global Securities Lending Agency
Agreement. Incorporated herein by reference to Amendment No. 54 to the Registrant’s Registration Statement filed on
June 28, 2022.

(h)(5)(d)
Amendment to the Global Securities Lending Agency Agreement effective as of May 11, 2023. Incorporated herein by reference to Amendment No. 56 to the Registrant’s Registration Statement filed on May 15, 2023.

(h)(6)(a)	Fee Waiver Agreement, dated June 29, 2022. Incorporated herein by reference to Amendment No. 54 to the Registrant’s Registration Statement filed on June 28, 2022.
(i)	Not applicable.
(j)	Not applicable.
(k)	Not applicable.
(l)	Not applicable.
(m)	Not applicable.
(n)	Not applicable.
(o)	Reserved.
(p)	Codes of Ethics.
(1)	Code of Ethics of Trust. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.
(2)	Code of Ethics of JPMAM, including JPMIM, (Effective July 21, 2022). Incorporated herein by reference to Amendment No. 56 to the Registrant’s Registration Statement filed on May 15, 2023.
(99)(a)	Powers of Attorney for the Trustees. Incorporated herein by reference to Amendment No. 56 to the Registrant’s Registration Statement filed on May 15, 2023.
(99)(b)	Power of Attorney for Brian S. Shlissel. Incorporated herein by reference to Amendment No. 56 to the Registrant’s Registration Statement filed on May 15, 2023.
(99)(c)	Power of Attorney for Timothy J. Clemens. Incorporated herein by reference to Amendment No. 56 to the Registrant’s Registration Statement filed on May 15, 2023.
Item 24.
Persons Controlled by or Under Common Control with the Registrant
The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees. It does not have any subsidiaries.
Item 25.
Indemnification
Article VII, Section 3 of the Trust’s Declaration of Trust provides that, subject to the exceptions and limitations contained in the Trust’s By-Laws: (a) every person who is, has been, or becomes a Trustee or officer of the Trust (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer of the Trust and against amounts paid or incurred by him in the settlement thereof; and (ii) expenses in connection with the defense of any proceeding of the character described in clause (i) above shall be advanced by the Trust to the Covered Person from time to time prior to final disposition of such proceeding to the fullest extent permitted by law.
Article VII, Section 2 of the Trust’s By-Laws provides that subject to the exceptions and limitations contained in Article VII, Section 4 of the By-Laws the Trust shall indemnify its Covered Persons to the fullest extent consistent with state law and the Investment Company Act of 1940, as amended (“1940 Act”). Without limitation of the foregoing, the Trust shall indemnify each person who was or is a party or is threatened to be made a party to any proceedings, by reason of alleged acts or omissions within the scope of his or her service as a Trustee or officer of the Trust, against judgments, fines, penalties, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. Subject to the exceptions and limitations contained in Section 4 of Article VII of the By-Laws, the Trust may, to the fullest extent consistent with law, indemnify each person who is serving or has served at the request of the Trust as a director, officer, partner, trustee, employee, agent or fiduciary of another domestic or foreign corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (“Other Position”) and who was or is a party or is threatened to be made a party to any proceeding by reason of alleged acts or omissions while acting within the scope of his or her service in such Other Position, against judgments, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. The indemnification and other rights provided by Article VII of the By-Laws shall continue as to a person who has ceased to be a Trustee or officer of the Trust.
Article VII, Section 4 of the Trust’s By-Laws provides that: (a) the Trust shall not indemnify a Covered Person or agent who shall have been adjudicated by a court or body before which the proceeding was brought (i) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (collectively, “disabling conduct”) or (ii) not to have acted in good faith in the reasonable belief that his action was in or not opposed to the best interest of the Trust; and (b) the Trust shall not indemnify a Covered Person or agent unless the court or other body before which the proceeding was brought determines that such Trustee, officer or agent did not engage in disabling conduct or, with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought, there has been a dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such a Covered Person or agent has been charged and a determination that such Trustee, officer or agent did not engage in disabling conduct by at least a majority of those Trustees who are neither interested persons of the Trust (as that term is defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry).
Item 26.
Business and Other Connections of the Investment Adviser
See “Management of the Trust” in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference.
Item 27.
Principal Underwriter
Not applicable.
Item 28.
Location of Accounts and Records
All accounts, books, records and documents required pursuant to Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are maintained in the physical possession of: JPMorgan Funds Management, Inc. (named One Group Administrative Services, Inc. through February 15, 2005), the Registrant’s administrator, at 383 Madison Avenue, New York, NY 10179; JPMorgan Chase Bank, the Registrant’s custodian at 383 Madison Avenue, New York, NY 10179; J.P. Morgan Investment Management Inc., the Registrant’s investment adviser, at 383 Madison Avenue, New York, NY 10179; DST Systems Inc., 333 W. 11th Street, Kansas City, MO 64105, the Registrant’s transfer agent.
Item 29.
Management Services
None.
Item 30.
Undertakings
Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant, JPMorgan Institutional Trust, has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York and State of New York on the 23rd day of May, 2023.
JPMorgan Institutional Trust
By:	Brian S. Shlissel*
Name: Brian S. Shlissel
Title: President and Principal Executive Officer
Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed below by the following persons in the capacities indicated on May 23, 2023.

John F. Finn*
John F. Finn
Trustee

Stephen P. Fisher*
Stephen P. Fisher
Trustee

Gary L. French*
Gary L. French
Trustee

Kathleen M. Gallagher*
Kathleen M. Gallagher
Trustee

Robert J. Grassi*
Robert J. Grassi
Trustee

Frankie D. Hughes*
Frankie D. Hughes
Trustee

Raymond Kanner*
Raymond Kanner
Trustee

Thomas P. Lemke*
Thomas P. Lemke
Trustee

Timothy J. Clemens*
Timothy J. Clemens
Treasurer and Principal Financial Officer

*By	/s/ Zachary E. Vonnegut-Gabovitch
Zachary E. Vonnegut-Gabovitch
Attorney-In-Fact

Lawrence R. Maffia*
Lawrence R. Maffia
Trustee

Mary E. Martinez*
Mary E. Martinez
Trustee

Marilyn McCoy*
Marilyn McCoy
Trustee

Robert A. Oden, Jr.*
Robert A. Oden, Jr.
Trustee

Marian U. Pardo*
Marian U. Pardo
Trustee

Emily A. Youssouf*
Emily A. Youssouf
Trustee

Robert F. Deutsch*
Robert F. Deutsch
Trustee

Nina O. Shenker*
Nina O. Shenker
Trustee

Brian S. Shlissel*
Brian S. Shlissel
President and Principal Executive Officer